Registration No. 333-115284

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOKIA CORPORATION
(Exact name of registrant as specified in its charter)

Republic of Finland (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Keilalahdentie 4, P.O. Box 226
FIN-00045 NOKIA GROUP
Espoo, Finland
(011) 358-9-18071
(Address of principal executive offices)
NOKIA RESTRICTED SHARE PLAN 2004
(Full title of the plan)

Louise Pentland
Nokia Holding, Inc.
6000 Connection Drive
Irving, Texas 75039
+1 (972) 894-5000
(Name, address and telephone number of agent for service)
Copies to:
Doreen E. Lilienfeld, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
+1 (212) 848 7171

SIGNATURES

Explanatory Statement
     This Post Effective Amendment No. 3 to Registration on Form S-8, Registration No. 333-115284 (the “Registration Statement”), is being filed to deregister certain shares (the “Shares”) of Nokia Corporation (the “Registrant” or “Nokia”) that were registered for issuance pursuant to the Nokia Restricted Share Plan 2004 (the “2004 Restricted Share Plan”). The Registration Statement registered 300,000 Shares issuable pursuant to the 2004 Restricted Share Plan to employees of Nokia. The Registration Statement is hereby amended to deregister the remaining unissued shares following the expiration of the awards under the 2004 Restricted Share Plan.

SIGNATURES
     The Registrant. Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Espoo, Republic of Finland on May 4, 2011.

NOKIA CORPORATION

By:	/s/ Kaarina Ståhlberg	By:	/s/ Esa Niinimäki

Name:	Kaarina Ståhlberg	Name:	Esa Niinimäki
Title:	Vice President, Assistant General Counsel	Title:	Senior Legal Counsel

     Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Form S-8 Registration Statement has been signed below by the following persons in the indicated capacities on May 4, 2011.

Members of the Board of Directors:

/s/ Stephen Elop	Director

Name: Stephen Elop

/s/ Dr. Bengt Holmström	Director

Name: Dr. Bengt Holmström

/s/ Prof. Dr. Henning Kagermann	Director

Name: Prof. Dr. Henning Kagermann

Name: Per Karlsson	Director

/s/ Jouko Karvinen	Director

Name: Jouko Karvinen

Name: Helge Lund	Director

/s/ Isabel Marey-Semper	Director

Name: Isabel Marey-Semper

/s/ Jorma Ollila	Chairman of the Board of Directors

Name: Jorma Ollila

/s/ Dame Marjorie Scardino	Vice Chairman, Director

Name: Dame Marjorie Scardino

/s/ Risto Siilasmaa	Director

Name: Risto Siilasmaa

/s/ Kari Stadigh	Director

Name: Kari Stadigh

President and Chief Executive Officer:

/s/ Stephen Elop

Name: Stephen Elop

Chief Financial Officer (whose functions include those of Chief Accounting Officer):

/s/ Timo Ihamuotila

Name: Timo Ihamuotila

Authorized Representative in the United States:

/s/ Louise Pentland

Name: Louise Pentland